UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2006

First Bancorp of Indiana, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-29814	35-2061832
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5001 Davis Lant Drive, Evansville, Indiana 47715
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code): (812) 423-3196

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition of Assets.

First Bancorp of Indiana, Inc. (“First Bancorp”) completed its acquisition of Home Building Bancorp, Inc. (“HBBI”) effective October 1, 2006. The merger was consummated pursuant to the Agreement and Plan of Merger dated as of April 25, 2006 (“Merger Agreement”) between First Bancorp and HBBI. In accordance with the Merger Agreement, HBBI merged with and into First Bancorp and HBBI’s primary subsidiary, Home Building Savings Bank, FSB, merged with and into First Federal Savings Bank.

The final consideration paid in the transaction consisted of approximately 294,000 shares of First Bancorp common stock and $5.6 million.

For further information, reference is made to the press release dated October 2, 2006, which is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the merger of HBBI with and into First Bancorp completed on October 1, 2006, Gregory L. Haag was appointed as a director of First Bancorp and First Federal Savings Bank. Mr. Haag formerly served as a director of HBBI and Home Building Savings Bank. Mr. Haag has not been appointed to any committees of the board of directors at this time.

Item 9.01.  Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

First Bancorp will provide the financial statements of HBBI required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

b. Pro forma financial information.

First Bancorp will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

d. Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated April 25, 2006, by and between First Bancorp of Indiana, Inc. and Home Building Bancorp, Inc. (Incorporated by reference to the Current Report on Form 8-K filed on April 26, 2006)

99.1	Press release dated October 2, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Bancorp of Indiana, Inc.

Date: October 5, 2006	By: /s/ Michael H. Head
Michael H. Head
President and Chief Executive Officer